As filed with the United States Securities and Exchange Commission on July 24, 2003

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NANOGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	10398 Pacific Center Court San Diego, CA 92121	33-0489621 (I.R.S. Employer Identification Number)

(Address, including zip code, of Registrant’s principal executive offices)

Amended and Restated 1997 Stock Incentive Plan of Nanogen, Inc., as amended

(Full title of the plan)

William Franzblau, Esq.

Vice President, Legal Affairs

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

(858) 410-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications to:

Richard Silfen, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.001, including related Series A Participating Preferred Stock Purchase Rights	1,000,000	$3.54	$3,540,000	$286.39

(1)	This Registration Statement shall also cover an indeterminate number of shares of Common Stock of the Registrant which may be issued upon stock dividends, stock splits, recapitalizations or other similar transactions in accordance with Rule 416 of promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average high and low sales prices for a share of the Registrant’s Common Stock on July 18, 2003, as reported on the NASDAQ National Market.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on April 17, 1998 (File No. 333-50381), July 29, 1999 (File No. 333-83993), June 15, 2000 (File No. 333-39376), June 20, 2001 (File No. 333-63440) and August 7, 2002 (File No. 333-97765) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission:

1	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”);

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

3.	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002;

4.	The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A filed with the Commission on April 7, 1998, including any amendments or reports filed for the purpose of updating such description; and

5.	The description of the Preferred Stock Purchase Rights for Series A Participating, par value $.001 per share, of the Registrant contained in Registrant’s Registration Statement on Form 8-A filed November 24, 1998.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

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Item 8.    Exhibits

The following Exhibits are filed as part of the Registration Statement:

Exhibit Number	Document

5.1	Opinion of Morgan, Lewis & Bockius LLP (“Morgan”)

10.1	Amended and Restated 1997 Stock Incentive Plan, as amended

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Morgan (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Nanogen, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on the 24th day of July 2003.

NANOGEN, INC.

By:	/s/ HOWARD C. BIRNDORF

Howard C. Birndorf
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Ludvigson and William Franzblau and each of them, acting individually, as his attorney-in-fact, with full power of substitution and resubstitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments to the Registration Statement and related registration statements) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HOWARD C. BIRNDORF Howard C. Birndorf	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 24, 2003

/s/ DAVID G. LUDVIGSON David G. Ludvigson	Executive Vice President, Chief Financial Officer and Treasurer	July 24, 2003

/s/ VAL BUONAIUTO Val Buonaiuto	Director	July 24, 2003

/s/ STELIOS B. PAPADOPOULOS Stelios B. Papadopoulos	Director	July 24, 2003

/s/ DAVID R. SCHREIBER David R. Schreiber	Director	July 24, 2003

/s/ ROBERT E. WHALEN Robert E. Whalen	Director	July 24, 2003

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INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Morgan, Lewis & Bockius LLP (“Morgan”)
10.1	Amended and Restated 1997 Stock Incentive Plan, as amended
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Morgan (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page)

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